Exhibit 23.2
Consent of Independent Registered Public Accounting Firm

GSE Systems, Inc.
Columbia, Maryland

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-212241, 333-183427, 333-150249 and 333-138702) of GSE Systems, Inc. of our report dated June 11, 2020, relating to the consolidated financial statements, which appears in this Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP
McLean, Virginia
April 13, 2021